UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019 (December 11, 2019)

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Amendment to Material Definitive Agreements.

Third Amendment to Credit Agreement

On December 12, 2019, Everi Holdings Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing Credit Agreement, dated May 9, 2017, among Everi Payments, as borrower, the Company, as a guarantor, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole bookrunner (as amended, the “Credit Agreement”).

The Amendment provides, among other things: (i) a reduction in the applicable margins for the interest rates payable in respect of the Company’s term loan facility; and (ii) the addition of a prepayment premium applicable to the repriced term loan facility of 1.00% of the principal amount thereof that is repaid in respect of (a) any voluntary prepayment or mandatory prepayment with proceeds of debt that has a lower effective yield than the repriced term loan facility or (b) any amendment to the repriced term loan facility that reduces the interest rate thereon, in each case, to the extent occurring within six months after the effective date of the Amendment.

No other changes were made to the pricing, debt repayment terms, maturity dates and/or financial covenants, in each case, applicable to the Company’s credit facilities.

A copy of the Amendment is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

First Supplemental Indenture

On December 5, 2019, Everi Payments Inc., a direct wholly owned subsidiary of the Company (“Everi Payments”) issued a consent solicitation statement seeking consent (the “Consent Solicitation”) from holders of Everi Payments’ 7.50% Senior Unsecured Notes due 2025 (the “Notes”) to modify the definition of “Public Equity Offering” in the existing indenture governing the Notes. As of December 12, 2019, the requisite number of consents were received by the Company in response to the Consent Solicitation.

As a result, a first supplemental indenture was entered into, dated December 13, 2019, by and among Everi Payments, the Company, certain of its wholly owned subsidiaries, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, to modify the existing indenture to include public equity offerings by parent companies of Everi Payments, including the Company, as Public Equity Offerings for purposes of the indenture (the “Supplemental Indenture”).

No other changes were made to the terms and conditions of the indenture.

A copy of the Supplemental Indenture is attached as Exhibit 1.2 hereto and is incorporated herein by reference. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

1.1	Third Amendment to Credit Agreement, dated as of December 12, 2019, among Everi Payments, Everi Holdings, certain of its wholly owned subsidiaries, as guarantors, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole book manager.

1.2	First Supplemental Indenture, dated as of December 13, 2019, by and among Everi Payments, Everi Holdings, certain of its wholly owned subsidiaries, as guarantors, and Deutsche Bank Trust Company Americas, as trustee.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: December 17, 2019	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer

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